Exhibit 21.1

Subsidiaries of the Company*

Name	Jurisdiction of Incorporation

North America Subsidiaries:
Inventory Management Systems, Inc.	Delaware
Jack of All Games, Inc. (1)	New York
Talonsoft, Inc.	Delaware
Take-Two Interactive Software Canada, Inc.	Ontario
Jack of All Games (Canada), Inc. (formerly Triad Distributors and Global Star Software) (2)	Ontario
T2 Developer, Inc.	Delaware
Gathering of Developers, Inc. (3)	Texas
Rockstar Games, Inc.	Delaware
Wide Group Studios, Inc. (formerly Broadband Studios)	Delaware
VLM Entertainment Group, Inc.	Delaware
PopTop Software, Inc.	Missouri
MaxCorp Limited	Bermuda
Barking Dog Studios Ltd. (2)	Canada
Angel Studios, Inc.	Virginia
Global Star Software, Inc.	Delaware
Indie Built, Inc.	Delaware
Take-Two Licensing, Inc.	Delaware
Alternative Reality Technology, Inc. (a/k/a Rockstar Toronto) (2)	Canada
Visual Concepts Entertainment, Inc.	California
Kush Games, Inc.	California
2K Games, Inc.	Delaware
2K Sports, Inc.	Delaware
Rockstar Events, Inc.	Delaware
Cat Daddy LLC (11)	Washington
Frog City Software, Inc.	Delaware
Irrational Studios LLC	Delaware
Irrational Games LLC (12)	Delaware
Irrational Games Development LLC (12)	Delaware
Freedom Force Properties LLC (12)	Delaware
Firaxis Games, Inc.	Delaware

International Subsidiaries:
Take-Two International SA	Switzerland
Take-Two Interactive Software Europe Ltd (4)	United Kingdom
Take-Two Europe (Holdings) Ltd (formally Silvero Ltd and Goldweb Services Ltd) (5)	United Kingdom
Take-Two Interactive France SAS (5)	France
Take-Two Interactive GmbH (6)	Germany
Take-Two Interactive Austria GmbH (formally Jack of All Games Austria GmbH) (7)	Austria
Take-Two Interactive Espania S.L. (4)	Spain
Take-Two Interactive Software Pty. Ltd. (formerly DirectSoft Australia Pty. Ltd.) (4)	New South Wales, Australia
Take-Two Interactive Software Pty. Ltd. (operating in New Zealand) (8)	New South Wales, Australia
Joytech Europe Ltd (5)	United Kingdom
DMA Design Holdings Ltd	United Kingdom
Rockstar North Ltd. (formerly DMA Design Ltd) (9)	United Kingdom
Rockstar Leeds Ltd. (formally Mobius Entertainment Ltd)	United Kingdom
JOAG Scandinavia A.S. (formerly FunSoft Nordic A.S.) (4)	Norway
Take 2 Nordic A/S (formerly Jack of All Games A.S.) (10)	Denmark
Take-Two Interactive Italia Srl (formally JOAG Italy Spa & C.D. Verte Italia Spa) (4)	Italy
Rockstar Productions GmbH (formally Neo Software Produktions GmbH)	Austria
Take-Two Interactive Benelux B.V. (5)	Netherlands
Venom Games Ltd	United Kingdom
PAM Developments SAS	France
Magic Pockets SAS	France
Irrational Games Australia Pty. Ltd. (12)	Australia
Rockstar International Ltd (4)	United Kingdom
Joytech Ltd.	Hong Kong

*	Unless otherwise noted, all entities are subsidiaries of Take-Two Interactive Software, Inc.
(1)	Subsidiary of Inventory Management Systems, Inc.
(2)	Subsidiary of Take-Two Interactive Software Canada, Inc.
(3)	Subsidiary of T2 Developer, Inc.
(4)	Subsidiary of Take-Two International SA
(5)	Subsidiary of Take-Two Interactive Software Europe Ltd
(6)	Subsidiary of Take-Two Europe (Holdings) Ltd
(7)	Subsidiary of Take-Two Interactive GmbH
(8)	Subsidiary of Take-Two Interactive Software Pty. Ltd.
(9)	Subsidiary of DMA Design Holdings Ltd
(10)	Subsidiary of JOAG Scandinavia A.S.
(11)	Subsidiary of Gathering of Developers, Inc.
(12)	Subsidiary of Irrational Studios LLC